UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 20, 2015
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AMBASSADORS GROUP, INC.
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Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 S. Howard, Suite 601, Spokane WA 99201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The disclosure set forth below under Item 3.03 with respect to the intention of Ambassadors Group, Inc. (the “Company”) to delist its shares of Common Stock (as defined below) from The NASDAQ Stock Market is incorporated herein by reference.

Item 3.03. Material Modifications to the Rights of Security Holders

At a special meeting of stockholders of the Company held on October 13, 2015, the stockholders of the Company approved the voluntary liquidation and dissolution of the Company pursuant to a Plan of Dissolution and Liquidation (the “Plan of Dissolution”). At a meeting held on October 20, 2015, the Company’s Board of Directors (the “Board”) approved the filing of a certificate of dissolution with the Delaware Secretary of State on October 23, 2015, in accordance with the Plan of Dissolution.

At the close of business on October 23, 2015, the Company also intends to close its stock transfer books and cease recording transfers of shares of its common stock, $0.01 par value per share (the “Common Stock”), subject to clearance of trades effected through October 23, 2015. At that time, the Common Stock, and stock certificates evidencing the shares of Common Stock, will no longer be assignable or transferable on the Company’s books.

As previously reported, on October 13, 2015, the Company notified NASDAQ that it intends to file a Form 25 with the Securities and Exchange Commission on or about October 23, 2015 to delist the Common Stock from The NASDAQ Stock Market.

In connection with stockholder approval of the dissolution of the Company, the Board approved an initial liquidating distribution of $2.85 per share of Common Stock. The distribution will be paid on or about October 29, 2015 to stockholders of record as of the close of business on October 23, 2015, the effective time of the dissolution (including trades through the effective time that settle after the effective time).

Subject to uncertainties inherent in the winding up of its business, the Company may make one or more additional liquidating distributions, as the Company’s required contingency reserves may be released over time. However, no assurances can be made as to the ultimate amounts to be distributed, if any, or the timing of any such distributions. Any additional liquidating distributions will be made to the Company’s stockholders of record as of the effective time of the dissolution (including trades through the effective time that settle after the effective time).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2015, in connection with the anticipated filing of the certificate of dissolution, Jefferson P. Gramm, Lisa O’Dell Rapuano, and Peter H. Kamin resigned as members of the Board, to be effective immediately. None of these resignations involved any controversy or disagreement with the Company. As a result of the resignations, Philip B. Livingston is the sole member of the Board.

Also in connection with the anticipated filing of the certificate of dissolution, the Board is terminating the Company’s 2013 Stock Incentive Plan, 2009 Equity Participation Plan, and 2001 Equity Participation Plan (the “Plans”) effective immediately. The Plans provided stock-based incentive compensation awards to eligible employees, non-employee directors and consultants, including among other things incentive stock options, non-qualified stock options, performance share awards, restricted stock awards, and restricted stock unit awards.

Item 8.01. Other Events.

On October 20, 2015, the Company issued a press release announcing its intention to file a certificate of dissolution with the Delaware Secretary of State, and close its stock transfer books, effective as of the close of business on October 23, 2015 (subject to clearance of trades effected through October 23, 2015), and the initial liquidating distribution to be paid to stockholders of record as of such date. A copy of the press release is included as exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release dated October 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: October 20, 2015	By:	/s/ Philip B. Livingston

Philip B. Livingston
Chief Executive Officer